                              C E R T I F I C A T E


         The undersigned hereby certifies that he is the Secretary of Dean Witter/Sears U.S. Government Money Market Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the unanimous written consent of the Trustees of the Trust on May 18, 1984, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on May 18, 1984, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

         Dated this 21st day of May, 1984.



                                             /s/ Sheldon Curtis
                                             --------------------------
                                             Sheldon Curtis
                                             Secretary



(SEAL)

                                A M E N D M E N T


         Dated:            May 18, 1984

         To Be Effective:           May 18, 1984


                                       TO

                 DEAN WITTER/SEARS U.S. GOVERNMENT MONEY MARKET TRUST

                              DECLARATION OF TRUST

                             DATED NOVEMBER 18, 1981

                                                       Amendment dated May 18,
                                                       1984 to the Declaration
                                                       of Trust (the
                                                       "Declaration") of Dean
                                                       Witter/Sears U.S.
                                                       Government Money Market
                                                       Trust November 18, 1981.


WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of The Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to appoint a resident agent of the Trust in The Commonwealth of Massachusetts, such provision to be effective on May 18, 1984.

NOW, THEREFORE, pursuant to Section 9.3 of the Declaration, the Trustees hereby amend the Declaration as follows, to be effective on May 18, 1984.

         1. Section 11.2 of Article XI of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

             "SECTION 11.2. RESIDENT AGENT. The Prentice-Hall Corporation System, Inc., 84 State Street, Boston, Massachusetts 02109 is the resident agent of the Trust in The Commonwealth of Massachusetts."

         2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

          3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 18th day of May, 1984.



/s/ Irwin Friend                                 /s/ John R. Haire
--------------------------                       --------------------------
Irwin Friend, as Trustee                         John R. Haire, as Trustee
and not individually                             and not individually
1250 Round Hill Road                             439 East 51st Street
Bryn Mawr, PA  19010                             New York, NY  10022



/s/ Andrew J. Melton, Jr.                        /s/ John J. Scanlon
-------------------------                        ---------------------------
Andrew J. Melton, Jr., as                        John J. Scanlon, as
Trustee and not individually                     Trustee and not individually
Five Work Trade Center                           2345 Redding Road
New York, NY  10048                              Fairfield, CT  06436

/s/ Albert T. Sommers                            /s/ Edward R. Telling
-------------------------                        ---------------------------
Albert T. Sommers, as                            Edward R. Telling, as
Trustee and not individually                     Trustee and not individually
16 Bonnie Heights Road                           Sears, Roebuck & Company
Manhasset, NY  10030                             Sears Tower, 68th floor
                                                 Dept. 902
                                                 Chicago, IL  60684

STATE OF NEW YORK )
                  :ss.:
COUNTY OF NEW YORK)



         On this 18th day of May, 1984, Irwin Friend, John R. Haire, Andrew J. Melton, Jr., John J. Scanlon, Albert T. Sommers and Edward R. Telling, known to me and known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.



                                            /s/ Rodd M. Baxter
                                            ------------------------------
                                                      Notary Public

                                            RODD M. BAXTER
                                            Notary Public, State of New York
                                            No. 41-4637346
                                            Qualified in Nassau County
                                            Commission Expires March 30, 1986